Exhibit 3.320

FILED - Oklahoma Secretary of State 10/13/2006 16:54

CERTIFICATE OF MERGER OR CONSOLIDATION

TO:	OKLAHOMA SECRETARY OF STATE

2300 N Lincoln Blvd., Room 101, State Capitol Building

Oklahoma City, Oklahoma 73105-4897

(405) 522-4560

SPECIAL INSTRUCTIONS: Submit this form to file a merger or consolidation pursuant to the Oklahoma General Corporation Act. Please consult this Act carefully. Use this form ONLY when each constituent corporation is an OKLAHOMA corporation.

FILING FEE: IF the authorized capital of the surviving or resulting corporation is increased to a figure greater than the combined authorized capital of all corporations involved plus $50,000.00, the filing fee shall be equal to one-tenth of one percent (1/10th of 1%) of such increase. IF the surviving corporation is a NOT FOR PROFIT corporation, the filing fee shall be $25.00.

A.	The Agreement of Merger or Consolidation, adopted, approved, certified, executed, and acknowledged by each of the constituent corporations in accordance with the Oklahoma General Corporation Act, is ATTACHED HERETO.

OR

B.	In lieu of filing an executed agreement of merger or consolidation, the surviving or resulting corporation hereby states and certifies as follows:

1.	The name and state of incorporation of each of the constituent corporations are:

NAME OF CORPORATION	STATE OF INCORPORATION

RCW of Edmond, Inc.	Oklahoma

UHS of Oklahoma, Inc.	Oklahoma

2.	An agreement of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 108I (A) of the Oklahoma General Corporation Act.

3.	The name of the surviving or resulting corporation is:

UHS of Oklahoma, Inc.

4.	Check the statement applicable to the merger or consolidation:

☒	• No amendments or changes are desired so that the certificate of incorporation of the surviving corporation shall be its certificate of incorporation.

☐	• Any amendments or changes in the certificate of incorporation of the surviving corporation as are desired to be effected by the terms of the merger are set out in an attachment hereto.

☐	• The certificate of incorporation of the corporation resulting from the consolidation is set forth in an attachment hereto.

5.	The executed agreement of merger or consolidation is on file at the principal place of business of the surviving corporation at the following address:

367 South Gulph Road	King of Prussia	PA	19406
STREET ADDRESS	CITY	STATE	ZIP CODE

6.	A copy of the agreement of merger or consolidation will be furnished by the surviving corporation, on request and without cost, to any shareholder of any constituent corporation.

IN WITNESS WHEREOF, the surviving or resulting corporation has caused this certificate of merger or consolidation to be executed by its President or Vice President and attested by its Secretary or Assistant Secretary this 12th day of October, 2006 .

/s/ Steve Filton
By its Vice President President

Steve Filton
Please Print Name

ATTEST

/s/ Celeste A. Stellabott
By its Assistant Secretary

Celeste A. Stellabott Please Print Name

(SOS FORM 0026-12/01)

AGREEMENT OF MERGER

AGREEMENT OF MERGER, dated this 12th day of October 2006, pursuant to Section 1081(A) of The Oklahoma General Corporation Act, between RCW of Edmond, Inc., an Oklahoma corporation and UHS of Oklahoma, Inc., an Oklahoma corporation.

WITNESSETH that:

WHEREAS, all of the constituent corporations desire to merge into a single corporation, as hereinafter specified; and

WHEREAS, the registered office of said RCW of Edmond, Inc. in the State of Oklahoma is located at 735 First National Building, Oklahoma City, County of Oklahoma, and the name of its registered agent at such address is The Corporation Company; and the registered office of UHS of Oklahoma, Inc. in the State of Oklahoma is located at 735 First National Building, Oklahoma City, County of Oklahoma, and the name of its registered agent at such address is The Corporation Company.

NOW, THEREFORE, the corporations, parties to this agreement in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

FIRST: UHS of Oklahoma, Inc. hereby merges into itself RCW of Edmond, Inc. and said RCW of Edmond, Inc. shall be and hereby is merged into UHS of Oklahoma, Inc., which shall be the surviving corporation.

SECOND: The Certificate of Incorporation of UHS of Oklahoma, Inc., which is the surviving corporation, as heretofore amended and as in effect on the date of the merger provided for in this agreement, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving the merger.

THIRD: The manner and basis of causing the shares of common stock of the merging corporation to be converted into shares of common stock of the surviving corporation shall be as follows:

At the effective time, each share of common stock of the merging corporation which is then issued and outstanding shall be exchanged for one share of common stock of the surviving corporation.

The shares of common stock of the merging corporation shall, by virtue of the merger, be cancelled.

As soon as practicable after the effective time, the stock certificates representing shares of common stock of the merging corporation which are converted to shares of the common stock of the surviving corporation pursuant to this Agreement of Merger shall be surrendered to the Corporate Secretary of the surviving corporation in exchange for certificates representing the number of shares of common stock of the surviving corporation to which such chartered stockholder is entitled pursuant hereto. Notwithstanding the foregoing, should any certificate representing common stock of the merging corporation not be surrendered as hereinabove required, any stock certificate nominally representing such shares of the merging corporation shall be deemed to represent an identical number of shares of common stock of the surviving corporation.

FOURTH: The terms and conditions of the merger are as follows:

(a) The bylaws of the surviving corporation as they shall exist on the effective date of this merger shall be and remain the bylaws of the surviving corporation until the same shall be altered, amended and repealed as therein provided.

(b) The directors and officers of the surviving corporation shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

(c) This merger shall become effecting upon filing with the Secretary of State of Oklahoma.

(d) Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in and devolve upon the surviving corporation without further act or deed and all property, rights, and every other interest of the surviving corporation and the merged corporation shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation respectively. The merged corporation hereby agrees from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the merged corporation and the proper officers and directors of the surviving corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action.

IN WITNESS WHEREOF, the parties to this agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective boards of directors and that fact having been certified on said Agreement of Merger by the Secretary of each corporate party thereto, have caused these presents to be executed by the Vice President and attested by the Secretary of each party hereto as the respective act, deed and agreement of each of said corporations, on this 12th day of October 2006.

ATTEST:	UHS OF OKLAHOMA, INC.

/s/ Bruce R. Gilbert	By:	/s/ Steve Filton
Bruce R. Gilbert Secretary		SteveFilton Vice President and Treasurer

ATTEST:	RCW OF EDMOND, INC.

/s/ Bruce R. Gilbert	By:	/s/ Steve Filton
Bruce R. Gilbert Secretary		Steve Filton Vice President and Treasurer

AGREEMENT OF MERGER

AGREEMENT OF MERGER, dated this 10th day of August 2000, pursuant to Section 1081 (A) of The Oklahoma General Corporation Act, between Enid Hospital Leasing, Inc., an Oklahoma corporation and UHS of Oklahoma, Inc., an Oklahoma corporation.

WITNESSETH that:

WHEREAS, all of the constituent corporations desire to merge into a single corporation, as hereinafter specified; and

WHEREAS, the registered office of said Enid Hospital Leasing, Inc. in the State of Oklahoma is located at 735 First National Building, Oklahoma City, County of Oklahoma, and the name of its registered agent at such address is The Corporation Company; and the registered office of UHS of Oklahoma, Inc. in the State of Oklahoma is located at 735 First National Building, Oklahoma City, County of Oklahoma, and the name of its registered agent at such address is The Corporation Company.

NOW, THEREFORE, the corporations, parties to this agreement in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

FIRST: UHS of Oklahoma, Inc. hereby merges into itself Enid Hospital Leasing, Inc. and said Enid Hospital Leasing, Inc. shall be and hereby is merged into UHS of Oklahoma, Inc., which shall be the surviving corporation.

SECOND: The Certificate of Incorporation of UHS of Oklahoma, Inc., which is the surviving corporation, as heretofore amended and as in effect on the date of the merger provided for in this agreement, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving the merger.

10080160002

THIRD: The manner and basis of causing the shares of common stock of the merging corporation to be converted into shares of common stock of the surviving corporation shall be as follows:

At the effective time, each share of common stock of the merging corporation which is then issued and outstanding shall be exchanged for one share of common stock of the surviving corporation.

The shares of common stock of the merging corporation shall, by virtue of the merger, be cancelled.

As soon as practicable after the effective time, the stock certificates representing shares of common stock of the merging corporation which are converted to shares of the common stock of the surviving corporation pursuant to this Agreement of Merger shall be surrendered to the Corporate Secretary of the surviving corporation in exchange for certificates representing the number of shares of common stock of the surviving corporation to which such chartered stockholder is entitled pursuant hereto. Notwithstanding the foregoing, should any certificate representing common stock of the merging corporation not be surrendered as hereinabove required, any stock certificate nominally representing such shares of the merging corporation shall be deemed to represent an identical number of shares of common stock of the surviving corporation.

FOURTH: The terms and conditions of the merger are as follows:

(a) The bylaws of the surviving corporation as they shall exist on the effective date of this merger shall be and remain the bylaws of the surviving corporation until the same shall be altered, amended and repealed as therein provided.

(b) The directors and officers of the surviving corporation shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

10080160003

(c) This merger shall become effecting upon filing with the Secretary of State of Oklahoma.

(d) Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and, description of the merged corporation shall be transferred to, vested in and devolve upon the surviving corporation without further act or deed and all property, rights, and every other interest of the surviving corporation and the merged corporation shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation respectively. The merged corporation hereby agrees from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the merged corporation and the proper officers and directors of the surviving corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action.

IN WITNESS WHEREOF, the parties to this agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective boards of directors and that fact having barn certified on said Agreement of Merger by the Secretary of each corporate party

MINIMUM FEE: $50.00

Fee is $1 .00 per $1.000.00

on Total Authorized Capital

FILE IN DUPLICATE

PRINT CLEARLY [GRAPHIC APPEARS HERE]

CERTIFICATE OF INCORPORATION

Oklahoma Secretary of State, 2300 N. Lincoln Blvd., Room 101, State Capitol Building, Oklahoma City, OK 73105-4897 Telephone (405)- 522-4560

The undersigned, for the purpose of forming an Oklahoma profit corporation pursuant to the provisions of Title 18, Section 1001, do hereby execute the following certificate of incorporation:

1. The name of this corporation is:

UHS of Oklahoma, Inc.

(NOTE: Please refer to procedure sheet for statutory words required to be included in the corporate name.)

2. The name of the registered agent and the street address of the registered office in the State of Oklahoma is:

THE CORPORATION COMPANY, 735 First National Building, 120 North Robinson, Oklahoma City, OK (county of Oklahoma) 73102

Name

Street Address

City

County

Zip Code

(P.O. BOXES ARE NOT ACCEPTABLE)

3. The duration of the corporation is: perpetual

(Perpetual unless otherwise stated)

4. The purpose or purposes for which the corporation is formed are:

To engage in any lawful act or activity for which corporations may be organized under the Oklahoma General Corporation Act.

5. The aggregate number of shares which the corporation shall have authority to issue, the designation of each class, the number of shares of each class, and the par value of the shares of each class arc as follows:

NUMBER OF SHARES

SERIES

PAR VALUE PER SHARE

(If any)

(Or, if without par value, so state)

COMMON1,000

n/a

.01

PREFERRED n/a

6. If the powers of the incorporator(s) are to terminate upon the filing of the certificate of incorporation, the names and mailing addresses of the persons who are serve as director(s):

NAME

MAILING ADDRESS

C ITY

STATE

ZIP CODE

7. The name and mailing address of the undersigned incorporator(s):

NAME

MAILING ADDRESS

CITY

STATE

ZIP CODE

Celestme A.

Kuch 367 S.

Gulph Road King of Prussia

PA

19406

Signed and dated this 26th day of April , 2000

*SIGNATURE OF ALL INCORPORATORS*

GRAPHIC APPEARS HERE

SIGNATURE

SIGNATURE

(SOS) FORM 0002-01/98)